                          AMENDED AND RESTATED BYLAWS

                                       OF

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY



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                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I           OFFICES   . . . . . . . . . . . . . . . . . . . . . . .    1

     Section 1.     Registered Office . . . . . . . . . . . . . . . . . . .    1
     Section 2.     Other Offices . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II          STOCK . . . . . . . . . . . . . . . . . . . . . . . . .    1

     Section 1.     Certificates Representing Stock.  . . . . . . . . . . .    1
     Section 2.     Fractional Share Interests or Scrip.  . . . . . . . . .    2
     Section 3.     Share Transfers.  . . . . . . . . . . . . . . . . . . .    2
     Section 4.     Record Date for Stockholders. . . . . . . . . . . . . .    3
     Section 5.     Meaning of Certain Terms. . . . . . . . . . . . . . . .    3

ARTICLE III         STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . .    4

     Section 1.     Stockholder Meetings. . . . . . . . . . . . . . . . . .    4
     Section 2.     Informal Action.  . . . . . . . . . . . . . . . . . . .    7

ARTICLE IV          BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . .    7

     Section 1.     Functions and Definition. . . . . . . . . . . . . . . .    7
     Section 2.     Qualifications and Number.  . . . . . . . . . . . . . .    8
     Section 3.     Election and Term.  . . . . . . . . . . . . . . . . . .    8
     Section 4.     Meetings. . . . . . . . . . . . . . . . . . . . . . . . .  8
     Section 5.     Removal of Directors. . . . . . . . . . . . . . . . . . .  9
     Section 6.     Committees. . . . . . . . . . . . . . . . . . . . . . .   10
     Section 7.     Informal Action.  . . . . . . . . . . . . . . . . . . .   10

ARTICLE V           OFFICERS  . . . . . . . . . . . . . . . . . . . . . . .   10

     Section 1.     Officers. . . . . . . . . . . . . . . . . . . . . . . .   10
     Section 2.     Election of Officers. . . . . . . . . . . . . . . . . .   10
     Section 3.     Subordinate Officers. . . . . . . . . . . . . . . . . .   11
     Section 4.     Compensation of Officers. . . . . . . . . . . . . . . .   11
     Section 5.     Term of Office; Removal and Vacancies.  . . . . . . . .   11
     Section 6.     Chairman of the Board.  . . . . . . . . . . . . . . . .   11

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     Section 7.     Vice Chairman of the Board. . . . . . . . . . . . . . .   11
     Section 8.     President.  . . . . . . . . . . . . . . . . . . . . . .   11
     Section 9.     Vice President. . . . . . . . . . . . . . . . . . . . .   12
     Section 10.    Secretary.  . . . . . . . . . . . . . . . . . . . . . .   12
     Section 11.    Assistant Secretaries.  . . . . . . . . . . . . . . . .   12
     Section 12.    Treasurer.  . . . . . . . . . . . . . . . . . . . . . .   12
     Section 13.    Assistant Treasurer.  . . . . . . . . . . . . . . . . .   13

ARTICLE VI          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
                    AGENTS  . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE VII         STOCK LEDGER  . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE VIII        GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . .   14

     Section 1.     Dividends.  . . . . . . . . . . . . . . . . . . . . . .   14
     Section 2.     Payment of Dividends. . . . . . . . . . . . . . . . . .   14
     Section 3.     Checks. . . . . . . . . . . . . . . . . . . . . . . . .   14
     Section 4.     Fiscal Year.  . . . . . . . . . . . . . . . . . . . . .   14
     Section 5.     Corporate Seal. . . . . . . . . . . . . . . . . . . . .   14
     Section 6.     Manner of  Giving Notice. . . . . . . . . . . . . . . .   15
     Section 7.     Waiver of Notice. . . . . . . . . . . . . . . . . . . .   15
     Section 8.     Annual Statement. . . . . . . . . . . . . . . . . . . .   15
     Section 9.     Record Keeping. . . . . . . . . . . . . . . . . . . . .   15


ARTICLE IX          AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . .   15

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                          AMENDED AND RESTATED BYLAWS

                                       OF

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                   ARTICLE I
                                    OFFICES

          Section 1. REGISTERED OFFICE. The address of the initial principal office of the corporation in the State of Maryland and the name and the address of the initial resident agent of the corporation in the State of Maryland are set forth in the Articles of Incorporation.

          Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                     STOCK

          Section 1. CERTIFICATES REPRESENTING STOCK. Certificates representing shares of stock shall set forth thereon the statements prescribed by Section 2-211 of the Maryland General Corporation Law and by any other applicable provision of law and shall be signed by the President or the Chairman of the Board, if any, or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile of it or in any other form. The signatures of any such officers may be either manual or facsimile signatures. In case any such officer who has signed manually or by facsimile any such certificate ceases to be such officer before the certificate is issued, it may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

          No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized by the provisions of Section 2-210 of the Maryland General Corporation Law.

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          The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner of any such certificate to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate.

          Upon compliance with the provisions of Section 2-514 of the Maryland General Corporation Law, the Board of Directors of the corporation may adopt by resolution a procedure by which a stockholder of the corporation may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

          Section 2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may, but shall not be obliged to, issue fractional shares of stock, eliminate a fractional interest by rounding off to a full share of stock, arrange for the disposition of a fractional interest by the person entitled to it, pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or issue scrip or other evidence of ownership which shall entitle its holder to exchange such scrip or other evidence of ownership aggregating a full share for a certificate which represents the share; but such scrip or other evidence of ownership shall not, unless otherwise provided, entitle the holder to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may impose any reasonable condition on the issuance of scrip or other evidence of ownership, and may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for a certificate representing a full share of stock before a specified date or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to a provision for forfeiture of such proceeds to the corporation if not claimed within a period of not less than three years from the date the scrip or other evidence of ownership was originally issued.

          Section 3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates

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for such shares of stock properly endorsed and the payment of all taxes due thereon, if any.

          Section 4. RECORD DATE FOR STOCKHOLDERS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, to vote at a meeting, to receive a dividend, or to be allotted other rights; provided, that, except as may be otherwise provided herein, any such record date may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety days before the date on which the action requiring the determination will be taken, that any such closing of the transfer books may not be for a period longer than twenty days, and that, in the case of a meeting of stockholders, any such record date or any such closing of the transfer books shall be at least ten days before the date of the meeting. If a record date is not set, and, if the stock transfer books are not closed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of either the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and the record date for determining stockholders entitled to receive payment or a dividend or an allotment of any rights shall be the close of business on the date on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, by any such payment of a dividend or allotment of rights shall not be made more than sixty days after the date on which the resolution is adopted; and a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred and twenty days after the original record date.

          Section 5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock. Said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class or series upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the provisions of the Maryland General Corporation Law may confer such rights or the right of dissent notwithstanding that the Articles of Incorporation may provide for more than one class or

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series of shares of stock, one or more of which are limited or denied such rights thereunder.

                                  ARTICLE III
                                  STOCKHOLDERS

          Section 1.     STOCKHOLDER MEETINGS.

               (a)    TIME.

                    (i) ANNUAL MEETINGS. The corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 9:00 a.m. on the second Tuesday of May in each year if not a legal holiday, or at such other time or such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors.

                    (ii) SPECIAL MEETINGS. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the Vice-Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the corporation) with or without a meeting. Special meetings of the stockholders shall be called as may be required by law.

               (b) PLACE. Annual meetings and special meetings shall be held at such place, either within the State of Maryland or at such other place within the United States, as the directors may, from time to time, set.
 Whenever the directors shall fail to set such place, or, whenever stockholders entitled to call a special meeting shall call the same, and a place of meeting is not set, the meeting shall be held at the principal office of the corporation in the State of Maryland.

               (c) CALL. Annual meetings may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting. Except as may be otherwise provided by the provisions of the Maryland General Corporation Law, special meetings may be called in like manner. Special meetings shall also be called by the Secretary whenever the holders of shares entitled to at least twenty-five percent of all the votes entitled to be cast at such meeting shall make a written request that such meeting be called.

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               (d)    NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.
Written notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) contain any additional statements required in a notice of a special meeting, and shall include a copy of any requisite statements or provisions prescribed by the provisions of the Maryland General Corporation Law; provided, however, that any business of the corporation may be transacted at any annual meeting without being specially noticed unless the provisions of the Maryland General Corporation Law provide otherwise. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and shall include a copy of any requisite statements or provisions prescribed by the provisions of the Maryland General Corporation Law. Written notice of any meeting shall be given to each stockholder either by mail at the address as it appears on the records of the corporation or by personal delivery to such stockholder or by leaving such notice at his residence or usual place of business not less than ten days and not more than ninety days before the date of the meeting, unless any provision of the Maryland General Corporation Law shall prescribe a different period of time. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the corporation with postage thereon prepaid. Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provisions of the Articles of Incorporation, these Bylaws or of the provisions of the Maryland General Corporation Law, such notice may be waived by a writing signed by the stockholder and filed with records of the meeting, whether before or after the holding thereof, or by his presence in person or by proxy at the meeting.
 The foregoing requirements of notice shall also apply, whenever the corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not entitled to vote at the meeting, but who are entitled to notice thereof and to dissent from any action taken thereat.

               (e) STATEMENT OF AFFAIRS. The President of the corporation, or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the Annual Meeting and placed on file within twenty days thereafter at the principal office of the corporation in the State of Maryland.

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               (f)    CONDUCT OF MEETINGS.  Meetings of the stockholders
shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

               (g) ADJOURNMENT. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by the Chairman of the meeting, or by a majority vote of the stockholders present in person or by proxy, to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

               (h) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney in fact, and filed with the Secretary of the corporation. No proxy shall be valid more than eleven months from the date of its execution, unless the proxy provides otherwise.

               (i) INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting, by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares presented at the meeting, the existing of a quorum, the validity and effect of proxies,

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and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

               (j) QUORUM. Except as may otherwise be required by the provisions of the Maryland General Corporation Law, the Articles of Incorporation, or these Bylaws, the presence in person or by proxy at a meeting of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting shall constitute a quorum.

               (k) VOTING. Each share of stock shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders except in the election of directors, at which each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted may be cast for as many persons as there are directors to be elected. Except as may otherwise be provided in the provisions of the Maryland General Corporation Law, the Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting. A plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

          Section 2. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if the following are filed with the records of the meeting: an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and, as applicable, a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

          Section 1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. All powers of the corporation may be exercised by or under authority of said Board

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of Directors.  The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

          Section 2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Maryland. The initial Board of Directors shall consist of the persons set forth in the Articles of Incorporation. Thereafter the number of directors constituting the entire board shall consist of not less than three (3) nor more than nine (9) persons who shall be chosen by the stockholders. Each member of the Board of Directors shall serve for a period of one (1) year.

          Section 3. ELECTION AND TERM. The first Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual meeting of stockholders or until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the stockholders which have not been filled by said stockholders, may be filled by the Board of Directors. Newly created directorships shall be filled by action of a majority of the entire Board of Directors. All other vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualified.

          Section 4.     MEETINGS.

               (a) TIME. Meetings shall be held at such time as the Board shall set, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

               (b) PLACE. Meetings shall be held at such place within or without the State of Maryland as shall be set by the Board.

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               (c)    CALL.  No call shall be required for regular meetings
for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

               (d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Whenever any notice of the time, place, or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the Maryland General Corporation Law or of these Bylaws, such notice may be waived by a writing signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the meeting, or by presence at the meeting.

               (e) QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board and, in no event, less than two directors (provided, that whenever the entire Board of Directors consists of one director, that one director shall constitute a quorum). Except as in the Articles of Incorporation and herein otherwise provided and, except as in provisions of the Maryland General Corporation Law otherwise provided, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. Members of the Board of Directors or of a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

               (f) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

          Section 5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed, with or without cause by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

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               Section 6.     COMMITTEES.  The Board of Directors may appoint
from among its members an Executive Committee and other committees composed of two or more directors, and may delegate to such committee or committees any of the powers of the Board of Directors except such powers as may not be delegated under the provisions of the Maryland General Corporation Law. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

               Section 7. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or any such committee.

                                   ARTICLE V
                                   OFFICERS

               Section 1. OFFICERS. The corporation shall have a President, a Secretary, and a Treasurer, and may have a Chairman of the Board, a Vice-Chairman of the Board and one or more Vice-Presidents, who shall be elected by the Board of Directors, and may also have any such other officers, assistant officers, and agents as the Board of Directors shall authorize from time to time, each of whom shall be elected or appointed in the manner prescribed by the Board of Directors. Any two or more offices, except those of President, Vice-Chairman and Vice-President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by more than one officer. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected or appointed or qualified. The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them.

               Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

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               Section 3.     SUBORDINATE OFFICERS.  The Board of Directors
may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

               Section 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

               Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

               Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. If present, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

               Section 7. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if such an officer be elected, shall preside in the absence or disability of the Chairman of the Board at all meetings of the stockholders and at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

               Section 8. PRESIDENT. In the absence or disability of the Chairman of the Board, the President shall perform all of the duties of the Chief Executive Officer of the corporation, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have such other duties as from time to time may be prescribed for him by the Board of Directors.

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               Section 9.     VICE PRESIDENT.  In the absence or disability
of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

               Section 10. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest to the seal by his signature.

               Section 11. ASSISTANT SECRETARIES. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

               Section 12. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the

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Board of Directors, for the faithful performance of the duties of his office and for the restoration of the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

               Section 13. ASSISTANT TREASURER. The Assistant Treasurer, of if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                              INDEMNIFICATION OF
                DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

          The corporation shall, to the maximum extent permitted by the Maryland General Corporation Law indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the corporation and shall advance to such director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by such law.
 For purposes of this Article VI, a "director" or "officer" of the corporation includes any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The Board of Directors may in its discretion provide by resolution for such indemnification of, or advance of expenses to, other agents of the corporation, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the Maryland General Corporation Law.

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                                  ARTICLE VII
                                  STOCK LEDGER

          The corporation shall maintain, at its principal office in the State of Maryland or at a business office or an agency of the corporation an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

          Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 2. PAYMENT OF DIVIDENDS. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

          Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          Section 5. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

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          Section 6.     MANNER OF  GIVING NOTICE.  Whenever, under the
provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

          Section 8. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

          Section 9. RECORD KEEPING. The corporation shall keep at its principal office in the State of Maryland the original or a certified copy of the Bylaws, including all amendments thereto, and shall duly file thereat the annual statements of affairs of the corporation.

                                   ARTICLE IX
                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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          I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of Apartment Investment and Management Company, a Maryland corporation, as in effect on the date hereof.

          WITNESS my hand and seal of the corporation.


          Date:  October 23, 1997.



                                        /s/ LEEANN MOREIN
                                        ------------------------
                                        Leeann Morein, Secretary

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